Exhibit 99.1

SUI Group Expands Strategic Partnership with Bluefin, Lending Additional 4 Million SUI

Increased Revenue Share to 11% Deepens SUIG’s Recurring On-Chain Yield and Seeks to Build Role as a Capital Partner to Leading Sui Protocols

WAYZATA, Minn. – June 25, 2026 – SUI Group Holdings Limited (NASDAQ: SUIG) (“SUI Group,” “SUIG” or the “Company”), today announced an expansion of its strategic lending partnership with Bluefin, the leading decentralized exchange on the Sui blockchain. Under an amended and restated digital currency loan agreement, SUI Group will lend an additional 4 million SUI to Bluefin, bringing total SUI on loan to 6 million. SUI Group will also increase its revenue share to 11.00%, payable in SUI, up from 5.00% under the original September 2025 agreement.

The additional capital is intended to support Bluefin's participation in the financing of Bluewater's acquisition of Suilend, the largest lending and DeFi platform on the Sui blockchain. The expanded partnership further aligns SUI Group with one of the ecosystem's leading trading and liquidity platforms while increasing the Company's participation in Bluefin's long-term growth.

“This is a natural next step in our partnership with Bluefin and a continuation of our strategy to put capital to work directly in the highest-quality protocols building on Sui,” said Marius Barnett, Chairman of SUI Group. “By expanding this agreement, we are deepening a differentiated, recurring value stream for SUIG shareholders that scales as the Bluefin ecosystem grows. Looking ahead, we will continue to position ourselves as a capital partner to the platforms that are bringing institutional capital on-chain.”

"SUI Group has been an exceptional partner from day one, and this expanded financing reflects the strength of that relationship," said Zabi Mohebzada, Co-Founder of Bluefin. “SUIG’s continued financial support, as well as its deep connection to institutional market participants, gives us the capital and credibility to scale our vision of building the most powerful onchain financial venue Sui.”

The amended agreement retains the original agreement’s three-year term, running through September 2028, and may be extended by the consent of both parties. As with the original arrangement, SUIG’s revenue share is expected to provide an enhanced return relative to native staking, intended to create a mutually beneficial structure for both SUI Group and Bluefin.

About SUI Group Holdings Limited

SUI Group is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the SUI blockchain. Through its industry-first SUI treasury strategy, SUI Group is building a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation. SUI’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, AI and beyond. The Company plans to continue its specialty finance operations while executing its SUI treasury strategy. For more information, please visit www.SUIG.io.

About Bluefin

Bluefin is the super app of the Sui ecosystem, unifying perps, spot, lending, and vaults in a single, secure platform. The platform focuses on security, transparency and redefining the user experience of using on-chain trading systems. For more information, please visit https://bluefin.io/.

Disclaimer

This press release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements include, but are not limited to, expectations regarding the Company’s future performance and growth, its ability to successfully execute its strategic plans, the Company’s digital asset treasury, the implementation of the Company’s stablecoin strategy, and the nature and performance of digital assets held by the Company.

Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in these statements due to various factors, including but not limited to: the inherent volatility and risks associated with investing in SUI, cybersecurity and other risks associated with investing in decentralized finance (Defi) ecosystems, risks associated with investing in agentic finance, challenges in executing a new treasury diversification strategy, the capabilities and limitations of the SUI blockchain, the competitive environment of the Company’s business among others, and the inherent uncertainties associated with the Company’s business strategy, including stablecoin implementation, and the risk factors and other factors noted in the Company’s Registration Statement on Form S-1 (File No. 333-289438), Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. The Company disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Contacts
Media Contact
Gasthalter & Co.
SUIG@gasthalter.com

Investor Relations Contact
Elevate IR
(720) 330-2829
SUIG@elevate-ir.com